Exhibit 99.1
NEWS RELEASE

Date: August 2, 2011	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com
CorVel Announces Revenues and Earnings
IRVINE, California, August 2, 2011 — CorVel Corporation (NASDAQ: CRVL) today announced the results for the quarter ended June 30, 2011. Revenues for the quarter ended June 30, 2011 were a record $102 million, a 12% increase over the $92 million in revenue in the June 2010 quarter. Net income for the quarter was a record $8.2 million. Earnings per share for the quarter ended June 30, 2011 were a record $0.70, a 9% increase over the $.64 in the June 2010 quarter.
The revenue growth for the current quarter was driven by a balanced 12% increase in the Company’s Patient Management service line and 12% growth in its Network Solutions product line. The Patient Management service line includes traditional case management services and claims management. Claims management growth included a strong sales momentum and the delivery of value added services designed to reduce costs. Network Solutions growth included continued growth in ancillary networks, including pharmacy and physical therapy.
Commenting on the announcement, Daniel Starck, CEO and President of CorVel Corporation said “We are very pleased with our results. Seven straight quarters of double digit percentage growth as we celebrate our 20th year on the NASDAQ is exciting and reflects the continued execution of our strategy — delivering value to our clients.”
The Company continues to invest in information technology, including the development of mobile applications. The Company’s goal is to improve the workers’ compensation experience for all constituents through applications designed to reduce time delays in the claims process, and in doing so, reduce the cost of risk. CorVel’s strategy is to provide real time functionality for providers, payors, employers and claims professionals. Mobile computing can properly identify patients to providers and coordinate the confirmation of insurance coverage and reimbursement.
About CorVel
CorVel Corporation is a national provider of industry-leading workers’ compensation solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch to the problem of disability management so our clients can intervene early and often and are connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, product investment strategies and expansion of case management, claims administration, and bill review product lines. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results — Income Statement – Unaudited
Quarters Ended June 30, 2010 and 2011

	Quarter Ended	Quarter Ended
	June 30, 2010	June 30, 2011
Revenues	91,503,000	102,307,000
Cost of revenues	67,700,000	76,764,000

Gross profit	23,803,000	25,543,000

General and administrative	11,486,000	12,294,000

Income from operations	12,317,000	13,249,000

Income tax expense	4,557,000	5,051,000

Net income	7,760,000	8,198,000

Earnings Per Share:
Basic	$0.65	$0.71
Diluted	$0.64	$0.70

Weighted Shares
Basic	11,957,000	11,617,000
Diluted	12,187,000	11,787,000

CorVel Corporation
Quarterly Results — Condensed Balance Sheet – Unaudited
March 31, 2011 and June 30, 2011

	March 31, 2011	June 30, 2011
Cash	12,269,000	17,577,000
Customer deposit	5,279,000	4,348,000
Accounts receivable, net	48,964,000	48,813,000
Prepaid expenses and taxes	6,417,000	6,659,000
Deferred income taxes	9,298,000	9,485,000
Property, net	38,500,000	42,148,000
Goodwill and other assets	43,498,000	43,420,000

Total	164,225,000	172,450,000

Accounts and taxes payable	14,590,000	19,393,000
Accrued liabilities	40,248,000	37,722,000
Deferred tax liability	9,748,000	9,748,000
Paid in capital	100,076,000	101,499,000
Treasury stock	-248,931,000	-252,604,000
Retained earnings	248,494,000	256,692,000

Total	164,225,000	172,450,000